                                                               Exhibit 99.(g)(2)

[JPMORGAN LOGO]

                              JP Morgan Chase Bank
                          FEE SCHEDULE FOR THE "FUNDS"
                              EFFECTIVE JULY, 2002

FUND ACCOUNTING FEES:

MONEY MARKETS:
Tier One                 5,000,000,000         1.1 bps
Tier Two                10,000,000,000         0.8 bps
Tier Three             100,000,000,000         0.4 bps
Tier Four          Over 100BN                 0.25 bps

FIXED INCOME:
Tier One                10,000,000,000           1 bps
Tier Two                20,000,000,000        0.75 bps
Tier Three              30,000,000,000         0.5 bps
Tier Four          Over 30BN                  0.25 bps

DOMESTIC EQUITY:
Tier One                10,000,000,000         1.2 bps
Tier Two                20,000,000,000         0.5 bps
Tier Three              30,000,000,000         0.4 bps
Tier Four          Over 30BN                  0.25 bps

INTERNATIONAL FUNDS:
Tier One                10,000,000,000           3 bps
Tier Two           Over 10BN                   2.5 bps

EMERGING MARKETS:
Tier One                10,000,000,000           4 bps
Tier Two           Over 10BN                     3 bps

COMMINGLED FUND FEES - US:
Included in existing categories

COMMINGLED FUND FEES - INTERNATIONAL:
Included in existing categories

OTHER FEES:

Minimums:          US Equity                          $  20,000
                   US Fixed Income                    $  25,000
                   Money Markets                      $  10,000
                   International / Emerging Markets   $  55,000
                   Share Class                        $  10,000
                   Multi-Manager (per manager)        $   6,000


SAFEKEEPING FEES:

                      BPS      TRADES
Argentina             25.00     100.00
Australia              5.00      50.00
Austria                8.00      50.00
Bahrain               60.00     150.00
Bangladesh            60.00     150.00
Belgium                5.00      50.00
Bermuda               20.00      75.00
Botswana              60.00     150.00
Brazil                15.00      58.00
Bulgaria              35.00      75.00
Canada (RBC)           3.00      25.00
Chile                 35.00      75.00
China                 25.00      75.00
Colombia              40.00     100.00
Costa Rica            60.00     150.00
Croatia               40.00     115.00
Cyprus                60.00     150.00
Czech Republic        40.00      90.00
Denmark                4.00      50.00
ECU                    1.50      24.00
Ecuador               50.00     100.00
Egypt                 40.00      75.00
Estonia               35.00      75.00
Euroclear/Cedel        1.50      24.00
Euro CDs               2.00      25.00
Finland                5.25      50.00
France                 4.75      47.00
Germany                2.50      27.00
Ghana                 60.00     150.00
Greece                40.00      75.00
Hong Kong              4.00      50.00
Hungary               40.00     100.00
India (Deutsche)      40.00      45.00
India (HSBC)          40.00      50.00
Indonesia             10.00      75.00
Ireland                7.00      45.00
Israel                50.00     100.00
Italy                  5.25      50.00
Ivory Coast            3.00     100.00
Jamaica               11.00      70.00

                      BPS      TRADES
Japan                  2.75      25.00
Jersey                60.00     150.00
Jordan                50.00     100.00
Kenya                 60.00     150.00
Korea                 20.00      48.00
Latvia                20.00     115.00
Lebanon               50.00     140.00
Lithuania             35.00     140.00
Luxembourg             3.00      55.00
Malaysia               8.00      75.00
Mauritius             60.00     150.00
Mexico                 6.00      42.00
Morocco               50.00     150.00
Namibia               60.00     150.00
Nepal                 60.00     150.00
Netherlands            5.00      50.00
New Zealand            2.00      47.00
Nigeria               60.00     150.00
Norway                 6.00      50.00
Oman                  35.00     130.00
Pakistan              30.00     150.00
Peru                  50.00     100.00
Philippines           15.00      83.00
Poland                40.00     150.00
Portugal              25.00      83.00
Romania               40.00     115.00
Russia                25.00     100.00
Singapore              4.00      50.00
Slovakia              40.00     100.00
Slovenia              35.00     100.00
South Africa           5.00      50.00
Spain                  7.75      50.00
Sri Lanka             20.00     100.00
Swaziland             60.00     150.00
Sweden                 5.00      50.00
Switzerland            6.00      75.00
Taiwan                13.00     100.00
Thailand              15.00      63.00
Tunisia               60.00     150.00
Turkey                20.00      75.00
United Kingdom         1.00      25.00
United States          0.10       7.50
Uruguay               60.00     150.00

                      BPS      TRADES
Venezuela             35.00     100.00
Vietnam               60.00     150.00
Zambia                60.00     150.00
Zimbabwe              50.00     115.00

This fee schedule will be in effect for a period of 2 years. New markets added, or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

Signed on behalf of:

J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Series Trust
J.P. Morgan Series Trust II
Mutual Fund Group
Fleming Mutual Fund Group
Mutual Fund Select Group
Mutual Fund Select Trust
Mutual Fund Variable Annuity Trust
Mutual Fund Investment Trust                   JPMorgan Chase Bank


/s/ David Wezdenko                             /s/ Ann M. Osti
--------------------------                     --------------------------
David Wezdenko                                 Ann M. Osti
Vice President                                 Vice President
Date: 2/14/03                                  Date: 3/7/03
      --------------------                           --------------------